Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL REPORTS
SECOND QUARTER 2010 RESULTS
     NASHVILLE, Tenn., July 20, 2010 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported its second quarter results. Loss per fully diluted common share available to common stockholders was $0.85 for the quarter ended June 30, 2010, compared to loss per fully diluted common share available to common stockholders for the quarter ended June 30, 2009 of $1.33. Pinnacle also reported a loss per fully diluted common share available to common stockholders of $1.02 for the six months ended June 30, 2010, compared to a loss per fully diluted common share of $1.34 for the six months ended June 30, 2009.
     The second quarter 2010 results reflect tax expense of $5.6 million, compared to a tax benefit of $23.0 million for the second quarter of 2009. The tax expense in the second quarter of 2010 is primarily the result of a non-cash charge of approximately $17.4 million, or approximately $0.53 per fully diluted common share, to record a valuation allowance for deferred tax assets. During the second quarter of 2010, the company recorded the valuation allowance pursuant to accounting rules. This charge does not preclude Pinnacle from carrying back available current year operating losses to obtain refunds from prior periods.
     “During the second quarter, we continued our two primary initiatives – aggressively dealing with problem loans while enhancing the core earnings capacity of the firm,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “This quarter was impacted by a significant non-cash tax charge that we will potentially recover at some point in the future. Additionally, this quarter reflects significant credit costs incurred both through increased charge-offs and expenses associated with foreclosed properties. We believe the Nashville market is well positioned to begin the process of recovery and that our capital and liquidity position will enable us to take advantage of local market opportunities as they begin to present themselves.”
Aggressively Dealing with Problem Loans
•	$68.8 million in nonperforming asset resolutions during the second quarter compared to $33.6 million in the first quarter 2010

•	$33.3 million in foreclosures during the second quarter

•	$33.5 million in net charge-offs during the second quarter

•	Built allowance for loan losses from 2.59 percent at March 31, 2010 to 2.61 percent at June 30, 2010

•	Reduced exposure to construction and land development loans from $486.3 million at March 31, 2010, to $411.5 million at June 30, 2010
     “We have taken a number of steps to reduce the impact of problem loans,” said Turner. “That said, we believe our nonperforming asset and charge-off levels will remain elevated for the next several quarters until we realize the full benefit of our actions. This year we have significantly increased the capacity of our problem asset resolution group and have added several experienced workout officers to that group. Their charge is to reduce troubled assets such that we minimize the resulting losses from these assets. We also continue to have capital and liquidity positions which give us the capacity to resolve credit-related matters.”
Expanding the Core Earnings Capacity of the Firm
•	Continued double digit annualized growth in core deposits of 15.8 percent during the second quarter.

•	Net interest margin increased from 2.75 percent for the quarter ended June 30, 2009, to 3.23 percent for the quarter ended June 30, 2010.

•	Net interest income increased by 17.0 percent between the second quarter of 2010 and second quarter of 2009.
     “Growing core deposits at a 15.8 percent rate and increasing our net interest margin by 48 basis points over the same quarter last year reflect our ability to continue to expand the core earnings capacity of our firm even in this difficult environment,” Turner said.

SECOND QUARTER 2010 HIGHLIGHTS:
•	Capital
o	At June 30, 2010, and Dec. 31, 2009, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 7.1 percent. Pinnacle’s tangible book value per common share was $10.04 at June 30, 2010, compared to $10.71 at Dec. 31, 2009. Book value per common share was $17.61 and $18.41 at June 30, 2010, and Dec. 31, 2009, respectively.

o	At June 30, 2010, Pinnacle’s total risk-based capital ratio was 14.8 percent, compared to 14.8 percent at Dec. 31, 2009.
•	Balance sheet and Liquidity
o	Total deposits at June 30, 2010, were $3.85 billion, up $91.96 million from $3.76 billion at June 30, 2009.

o	Core deposits amounted to $2.77 billion at June 30, 2010, an increase of 32.1 percent from the $2.10 billion at June 30, 2009. Core deposits also increased by an annual growth rate of 15.8 percent during the second quarter.

o	Loans at June 30, 2010, were $3.33 billion, down from $3.54 billion at June 30, 2009, and $3.56 billion at Dec. 31, 2009.
•	Operating results
o	Revenue for the quarter ended June 30, 2010, amounted to $46.27 million, compared to $41.11 million for the same quarter of last year, an increase of 12.5 percent or $5.16 million for the second quarter of 2010.

o	Net loss available to common stockholders for the second quarter of 2010 was $27.87 million, compared to the prior year’s second quarter net loss available to common stockholders of $33.25 million and first quarter 2010 net loss available to common stockholders of $5.37 million.

•	Credit quality
o	Net charge-offs were $33.46 million for the three months ended June 30, 2010, compared to $44.58 million for the three months ended June 30, 2009, and $15.12 million for the first quarter of 2010.

o	Nonperforming loans plus other real estate were 4.77 percent of total loans plus other real estate at June 30, 2010, compared to 4.45 percent at March 31, 2010, and 4.29 percent at Dec. 31, 2009.

o	Past due loans over 30 days, excluding nonperforming loans, were 0.66 percent of total loans at June 30, 2010, compared to 1.54 percent at March 31, 2010, and 0.46 percent at Dec. 31, 2009.
     “Client acquisition continues to be strong as evidenced by the double-digit growth in core deposits. Loan demand remained soft during the second quarter and we continue to believe it will remain soft for the balance of the year,” said Turner.
     Additionally, the Nashville-Davidson-Murfreesboro-Franklin, Tenn. MSA has been recently selected as the site for several corporate expansion projects. These include the construction of a new manufacturing facility in Smyrna, Tenn. for batteries to supply Nissan’s new electric vehicle which is anticipated to employ up to 1,300 before the end of 2012. Three other expansion projects that have been announced are expected to create approximately 1,000 jobs over the next few years. The construction of Nashville’s new $600 million downtown convention center continues to progress with expected opening in late 2012 or early 2013. Nashville also saw its unemployment figures decline to 9.0 percent and its median home values increase during the second quarter of 2010.
CREDIT QUALITY
•	Allowance for loan losses represented 2.61 percent of total loans at June 30, 2010, compared to 2.58 percent at Dec. 31, 2009, and 1.86 percent at June 30, 2009.

•	Provision for loan losses was $30.51 million for the second quarter of 2010, compared to $65.32 million for the second quarter of 2009.

     “During the second quarter, we experienced net charge-offs of approximately $33.5 million, including $21.5 million in our construction and development loan portfolio,” Turner said. “Over the last several quarters we have experienced significant charge-offs as well as other expenses associated with the maintenance and disposition of foreclosed residential real estate development properties. Our goal is to continue to aggressively reduce both the size of and losses attributable to this portfolio.”
     The following is a summary of the activity in various nonperforming asset and restructured accruing loan categories for the quarter ended June 30, 2010:

		Payments,
	Balances	Sales and		Balances
(in thousands)	March 31, 2010	Reductions	Increases	June 30, 2010
Restructured accruing loans:
Residential construction and development	$223	$—	$—	$223
Other	9,311	3,195	4,522	10,638

Totals	9,534	3,195	4,522	10,861

Nonperforming loans:
Residential construction and development	58,693	32,127	13,542	40,108
Other	72,688	52,642	58,177	78,223

Totals	131,381	84,769	71,719	118,331

Other real estate:
Residential construction and development	19,332	9,823	19,815	29,324
Other	5,372	5,553	13,473	13,292

Totals	24,704	15,376	33,288	42,616

Total nonperforming assets and restructured accruing loans	$165,619	$103,340	$109,529	$171,808

REVENUE
•	Net interest income for the second quarter of 2010 was $35.70 million, compared to $30.51 million for the same quarter last year, an increase of 17.0 percent.
o	Net interest margin for the second quarter of 2010 was 3.23 percent, compared to 2.75 percent for the same period last year.
•	Noninterest income for the second quarter of both 2010 and 2009 was $10.6 million. Excluding pre-tax gains on sales of investment securities of $2.26 and $2.12 million, respectively, noninterest income for the second quarter of 2010 was $8.31 million, a 2.1 percent decrease from the $8.49 million recorded during the same quarter in 2009.
     “Absent increased credit costs, our net interest margin has increased consistently over the last several quarters,” said Harold Carpenter, Pinnacle’s chief financial officer. “Our second quarter net interest margin was impacted negatively by increased nonperforming assets and interest reversals of $1.2 million, which were more than anticipated. We continue to be pleased with growth in core funding, as we believe that core deposit growth will be an important source of continued improvement in our margins for the next several quarters.”
     Net interest income was $35.70 million during the second quarter of 2010, which represented an increase of 17.0 percent over the second quarter of 2009. The increase in net interest income was primarily attributable to less expensive funding sources. The continued funding shift from time deposits to money market accounts also contributed to the increase in net interest income during the second quarter of 2010 compared to the same quarter last year.
     The decrease in noninterest income was largely driven by a decrease in mortgage loan originations occurring during the second quarter of 2010 as compared to the second quarter of 2009. During the second quarter of 2010, Pinnacle’s mortgage origination unit sold $92 million of mortgage loans, compared to $121 million sold during the fourth quarter of 2009 and $213 million during the second quarter of 2009. Gross fees on these loan sales were $1.68 million in the second quarter of 2010, compared to $1.88 million in the fourth quarter of 2009 and $3.03 million in the second quarter of 2009.
NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended June 30, 2010, was $36.49 million, compared to $36.17 million in the first quarter of 2010 and $30.6 million in the second quarter of 2010.

•	Compensation expense was $15.85 million during the second quarter of 2010, compared to $17.00 million during the first quarter of 2010 and $12.68 million during the second quarter of 2009.

•	Included in noninterest expense for the second quarter of 2010 was $7.41 million in other real estate expenses, compared to $3.9 million in the second quarter of 2009. First quarter 2010 other real estate expense was approximately $5.40 million.
     “Noninterest expenses for the second quarter of 2010, exclusive of the $7.4 million of ORE expenses, decreased from the first quarter of 2010 by approximately $1.7 million,” Carpenter said. “These decreases were driven primarily by reduced incentive accruals and broad reductions in various other expense categories.”

     Carpenter also noted that with the opening of its new 100 Oaks office in April 2010, the firm’s distribution system was substantially complete in the Nashville MSA. With respect to Knoxville, the firm has plans to construct two more facilities over the next two years.
WEBCAST AND CONFERENCE CALL INFORMATION
     Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Wednesday, July 21, 2010, to discuss second quarter 2010 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.
     For those unable to participate in the webcast, the webcast will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
     The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.9 billion in assets at June 30, 2010. In 2007, Pinnacle launched an expansion into Knoxville, another high growth MSA. At June 30, 2010, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and three in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” ”should,” “seek,” ”estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the continued reduction of Pinnacle Financial’s loan balances, and conversely, the inability of Pinnacle Financial to ultimately grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates; (viii) the results of regulatory examinations; (ix) the development of any new market other than Nashville or Knoxville; (x) a merger or acquisition; (xi) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xii) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xiii) further deterioration in the valuation of other real estate owned; (xiv) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions; and (xv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including passage and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (xvi) Pinnacle Financial recording a further valuation allowance related to its deferred tax asset. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010 and most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2010. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2010	December 31, 2009

ASSETS
Cash and noninterest-bearing due from banks	$58,740,749	$55,651,737
Interest-bearing due from banks	154,124,605	19,338,499
Federal funds sold and other	5,839,609	41,611,838
Short-term discount notes	19,999,527	50,000,000

Cash and cash equivalents	238,704,490	166,602,074

Securities available-for-sale, at fair value	902,795,231	931,012,091
Securities held-to-maturity (fair value of $4,634,598 and $6,737,336 at June 30, 2010 and December 31, 2009, respectively)	4,500,354	6,542,496
Mortgage loans held-for-sale	21,816,946	12,440,984

Loans	3,333,899,762	3,563,381,741
Less allowance for loan losses	(87,106,983)	(91,958,789)

Loans, net	3,246,792,779	3,471,422,952

Premises and equipment, net	82,739,008	80,650,936
Other investments	41,199,644	40,138,660
Accrued interest receivable	17,390,199	19,083,468
Goodwill	244,096,729	244,107,086
Core deposit and other intangible assets	12,194,089	13,686,091
Other real estate owned	42,615,866	29,603,439
Other assets	103,632,928	113,520,727

Total assets	$4,958,478,263	$5,128,811,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$529,867,447	$498,087,015
Interest-bearing	527,143,944	483,273,551
Savings and money market accounts	1,339,161,225	1,198,012,445
Time	1,457,227,769	1,644,226,290

Total deposits	3,853,400,385	3,823,599,301
Securities sold under agreements to repurchase	159,490,197	275,465,096
Federal Home Loan Bank advances	131,477,454	212,654,782
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	5,855,440	6,555,801
Other liabilities	28,863,650	12,039,843

Total liabilities	4,276,563,126	4,427,790,823

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	90,127,092	89,462,633
Common stock, par value $1.00; 90,000,000 shares authorized; 33,421,741 issued and outstanding at June 30, 2010 and 33,029,719 issued and outstanding at December 31, 2009	33,421,741	33,029,719
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	527,003,530	524,366,603
Retained earnings	10,146,029	43,372,743
Accumulated other comprehensive income, net of taxes	17,868,343	7,440,081

Stockholders’ equity	681,915,137	701,020,181

Total liabilities and stockholders’ equity	$4,958,478,263	$5,128,811,004

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		Dec. 31,
	2010	2009	2010	2009	2009

Interest income:
Loans, including fees	$40,323,693	$39,626,873	$81,398,800	$78,152,618	$42,452,503
Securities:
Taxable	8,058,265	8,393,225	17,145,853	17,480,912	8,968,012
Tax-exempt	1,985,946	1,573,470	4,036,199	3,048,124	1,798,206
Federal funds sold and other	560,611	434,684	1,037,753	864,924	509,074

Total interest income	50,928,515	50,028,252	103,618,605	99,546,578	53,727,795

Interest expense:
Deposits	12,925,139	16,420,194	26,388,954	34,153,979	13,875,334
Securities sold under agreements to repurchase	364,648	423,274	916,961	784,061	541,710
Federal Home Loan Bank advances and other borrowings	1,941,437	2,672,595	4,055,492	5,396,097	2,279,986

Total interest expense	15,231,224	19,516,063	31,361,407	40,334,137	16,697,030

Net interest income	35,697,291	30,512,189	72,257,198	59,212,441	37,030,765
Provision for loan losses	30,508,685	65,320,390	43,734,605	78,929,925	15,694,281

Net interest income after provision for loan losses	5,188,606	(34,808,201)	28,522,593	(19,717,484)	21,336,484

Noninterest income:
Service charges on deposit accounts	2,429,200	2,568,429	4,794,511	5,045,380	2,595,064
Investment services	1,315,263	1,078,282	2,551,646	1,932,385	1,136,657
Insurance sales commissions	904,359	919,342	2,003,378	2,224,551	894,990
Gain on loans and loan participations sold, net	918,703	1,633,342	1,481,301	2,921,114	1,107,875
Net gain on sale of investment securities	2,259,124	2,116,095	2,623,674	6,462,241	—
Trust fees	754,515	641,646	1,651,088	1,299,354	705,906
Other noninterest income	1,987,990	1,645,290	3,949,202	3,852,924	1,736,093

Total noninterest income	10,569,154	10,602,426	19,054,800	23,737,949	8,176,585

Noninterest expense:
Salaries and employee benefits	15,847,121	12,676,044	32,851,647	27,427,093	15,037,236
Equipment and occupancy	5,492,406	4,310,934	10,858,593	8,546,262	5,064,152
Other real estate owned	7,411,206	3,913,628	12,813,359	4,614,223	8,392,630
Marketing and other business development	793,696	466,201	1,547,614	905,717	1,116,173
Postage and supplies	700,505	829,548	1,434,044	1,659,686	754,651
Amortization of intangibles	746,001	1,164,534	1,492,002	1,923,067	773,760
Other noninterest expense	5,500,424	7,245,521	11,660,655	10,773,386	4,309,075

Total noninterest expense	36,491,359	30,606,410	72,657,914	55,849,434	35,447,677

Loss before income taxes	(20,733,599)	(54,812,185)	(25,080,521)	(51,828,969)	(5,934,608)
Income tax expense (benefit)	5,630,431	(23,036,434)	5,106,734	(22,143,426)	(3,467,354)

Net loss	(26,364,030)	(31,775,751)	(30,187,255)	(29,685,543)	(2,467,254)
Preferred dividends	1,200,694	1,200,694	2,388,194	2,388,194	1,213,889
Accretion on preferred stock discount	306,466	269,612	664,459	528,954	294,927

Net loss available to common stockholders	$(27,871,190)	$(33,246,057)	$(33,239,908)	$(32,602,691)	$(3,976,070)

Per share information:
Basic net loss per common share available to common stockholders	$(0.85)	$(1.33)	$(1.02)	$(1.34)	$(0.12)

Diluted net loss per common share available to common stockholders	$(0.85)	$(1.33)	$(1.02)	$(1.34)	$(0.12)

Weighted average shares outstanding:
Basic	32,675,221	24,965,291	32,616,943	24,242,160	32,502,101
Diluted	32,675,221	24,965,291	32,616,943	24,242,160	32,502,101

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	June 30, 2010			June 30, 2009
	Average			Average
	Balances	Interest	Rates/Yields	Balances	Interest	Rates/Yields

Interest-earning assets:
Loans (1)	$3,418,928	$40,324	4.74%	$3,517,254	$39,627	4.52%
Securities:
Taxable	760,338	8,058	4.25%	752,302	8,393	4.47%
Tax-exempt (2)	202,063	1,986	5.20%	159,890	1,573	5.21%
Federal funds sold and other	146,142	561	1.65%	93,557	435	2.01%

Total interest-earning assets	4,527,471	$50,929	4.58%	4,523,003	$50,028	4.49%

Nonearning assets
Intangible assets	256,753			259,954
Other nonearning assets	212,224			218,532

Total assets	$4,996,448			$5,001,489

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$531,157	$901	0.68%	$359,330	$469	0.52%
Savings and money market	1,286,115	4,538	1.42%	774,255	2,415	1.25%
Certificates of deposit	1,495,347	7,486	2.01%	2,146,495	13,536	2.53%

Total interest-bearing deposits	3,312,619	12,925	1.57%	3,280,080	16,420	2.01%
Securities sold under agreements to repurchase	210,798	365	0.69%	243,765	423	0.70%
Federal Home Loan Bank advances and other borrowings	147,491	1,059	2.88%	255,263	1,615	2.52%
Subordinated debt	97,476	882	3.63%	97,476	1,058	4.39%

Total interest-bearing liabilities	3,768,384	15,231	1.62%	3,876,584	19,516	2.02%
Noninterest-bearing deposits	504,354	—	—	455,709	—	—

Total deposits and interest-bearing liabilities	4,272,738	$15,231	1.43%	4,332,293	$19,516	1.81%

Other liabilities	19,524			19,404
Stockholders’ equity	704,186			649,792

Total liabilities and stockholders’ equity	$4,996,448			$5,001,489

Net interest income		$35,697			$30,512

Net interest spread (3)			2.96%			2.47%
Net interest margin (4)			3.23%			2.75%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2010 would have been 3.15% compared to a net interest spread of 2.68% for the quarter ended June 30, 2009.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Six months ended			Six months ended
(dollars in thousands)	June 30, 2010			June 30, 2009
	Average			Average
	Balances	Interest	Rates/Yields	Balances	Interest	Rates/Yields

Interest-earning assets:
Loans (1)	$3,469,161	$81,399	4.74%	$3,467,136	$78,153	4.55%
Securities:
Taxable	792,192	17,146	4.36%	734,409	17,481	4.80%
Tax-exempt (2)	205,292	4,036	5.23%	153,959	3,048	5.27%
Federal funds sold and other	122,565	1,037	1.85%	87,255	865	2.16%

Total interest-earning assets	4,589,210	$103,618	4.62%	4,442,759	$99,547	4.57%

Nonearning assets
Intangible assets	257,132			260,340
Other nonearning assets	212,914			232,726

Total assets	$5,059,256			$4,935,825

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$503,640	$1,702	0.68%	$359,426	$897	0.50%
Savings and money market	1,268,909	8,837	1.40%	745,141	4,355	1.18%
Certificates of deposit	1,562,665	15,850	2.05%	2,150,962	28,902	2.71%

Total interest-bearing deposits	3,335,214	26,389	1.60%	3,255,529	34,154	2.12%
Securities sold under agreements to repurchase	242,530	917	0.76%	236,879	784	0.67%
Federal Home Loan Bank advances and other borrowings	163,298	2,326	2.87%	245,132	3,175	2.61%
Subordinated debt	97,476	1,729	3.58%	97,476	2,221	4.59%

Total interest-bearing liabilities	3,838,518	31,361	1.65%	3,835,016	40,334	2.12%
Noninterest-bearing deposits	500,006	—	—	436,890	—	—

Total deposits and interest-bearing liabilities	4,338,524	$31,361	1.46%	4,271,906	$40,334	1.90%

Other liabilities	15,055			21,742
Stockholders’ equity	705,677			642,177

	$5,059,256			$4,935,825

Net interest income		$72,257			$59,213

Net interest spread (3)			2.97%			2.45%
Net interest margin (4)			3.24%			2.74%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2010 would have been 3.16% compared to a net interest spread of 2.67% for the quarter ended June 30, 2009.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands)	2010	2010	2009	2009	2009	2009

Balance sheet data, at quarter end:
Total assets	$4,958,478	5,021,689	5,128,811	5,094,710	5,036,742	4,952,151
Total loans	3,333,900	3,479,536	3,563,382	3,607,886	3,544,176	3,473,959
Allowance for loan losses	(87,107)	(90,062)	(91,959)	(82,981)	(66,075)	(45,334)
Securities	907,296	989,325	937,555	932,440	926,085	868,472
Noninterest-bearing deposits	529,867	522,928	498,087	504,481	470,049	451,418
Total deposits	3,853,400	3,836,362	3,823,599	3,819,909	3,761,444	3,750,958
Securities sold under agreements to repurchase	159,490	200,489	275,465	215,674	215,135	209,591
FHLB advances and other borrowings	131,477	157,319	212,655	222,986	228,317	221,642
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	681,915	700,261	701,020	710,091	703,772	631,646

Balance sheet data, quarterly averages:
Total assets	$4,996,448	5,122,773	5,143,832	5,028,855	5,001,489	4,869,390
Total loans	3,418,928	3,520,012	3,580,790	3,583,182	3,517,254	3,416,462
Securities	962,401	1,032,957	984,893	918,628	912,192	864,280
Total earning assets	4,527,471	4,651,695	4,690,347	4,576,473	4,523,003	4,354,177
Noninterest-bearing deposits	504,354	495,610	517,296	462,783	455,709	417,861
Total deposits	3,816,973	3,853,671	3,786,680	3,746,566	3,735,789	3,648,567
Securities sold under agreements to repurchase	210,798	274,614	303,801	223,737	243,765	229,918
Advances from FHLB and other borrowings	147,491	179,280	229,734	236,660	255,263	234,887
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	704,186	707,210	714,741	715,844	649,792	634,481

Statement of operations data, for the three months ended:
Interest income	$50,929	52,690	53,728	52,442	50,028	49,518
Interest expense	15,231	16,130	16,697	17,894	19,516	20,818

Net interest income	35,697	36,560	37,031	34,548	30,512	28,700
Provision for loan losses	30,509	13,226	15,694	22,134	65,320	13,610

Net interest income (loss) after provision for loan losses	5,189	23,334	21,336	12,414	(34,808)	15,090
Noninterest income	10,569	8,486	8,177	7,737	10,602	13,136
Noninterest expense	36,491	36,167	35,448	27,281	30,607	25,243

Income (loss) before taxes	(20,734)	(4,347)	(5,935)	(7,130)	(54,813)	2,983
Income tax expense (benefit)	5,630	(525)	(3,467)	(3,782)	(23,036)	893
Preferred dividends and accretion	1,507	1,545	1,509	1,504	1,470	1,447

Net income (loss) available to common stockholders	$(27,871)	(5,368)	(3,977)	(4,852)	(33,247)	643

Profitability and other ratios:
Return on avg. assets (1)	(2.24)%	(0.42)%	(0.31)%	(0.38)%	(2.67)%	0.05%
Return on avg. equity (1)	(15.88)%	(3.08)%	(2.21)%	(2.69)%	(20.52)%	0.41%
Net interest margin (1) (2)	3.23%	3.25%	3.19%	3.05%	2.75%	2.72%
Noninterest income to total revenue (3)	22.84%	18.84%	18.09%	18.30%	25.79%	31.40%
Noninterest income to avg. assets (1)	0.85%	0.67%	0.63%	0.61%	0.85%	1.09%
Noninterest exp. to avg. assets (1)	2.93%	2.86%	2.73%	2.15%	2.45%	2.10%
Efficiency ratio (4)	78.87%	80.29%	78.41%	64.52%	74.44%	60.34%
Avg. loans to average deposits	89.57%	91.34%	94.56%	95.64%	94.15%	93.64%
Securities to total assets	18.30%	19.70%	18.28%	18.30%	18.39%	17.54%
Average interest-earning assets to average interest-bearing liabilities	120.14%	118.99%	120.25%	119.13%	116.67%	114.80%
Brokered time deposits to total deposits (15)	3.70%	5.40%	8.67%	11.50%	14.71%	17.06%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands)	2010	2010	2009	2009	2009	2009

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$118,331	131,381	124,709	121,726	100,328	33,863
Other real estate (ORE)	42,616	24,704	29,603	22,769	18,845	19,817
Past due loans over 90 days and still accruing interest	3,116	395	181	65	—	3,871
Restructured accruing loans	10,861	9,534	26,978	12,827	—	—

Totals	$174,924	166,014	181,471	157,387	119,173	57,551

Net loan charge-offs	$33,463	15,123	6,718	5,228	44,579	4,760
Allowance for loan losses to nonaccrual loans	73.6%	68.5%	73.7%	68.2%	65.9%	133.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.66%	1.54%	0.46%	0.86%	0.52%	1.13%
Potential problem loans (5)	9.30%	8.63%	7.18%	7.24%	4.03%	2.56%
Allowance for loan losses	2.61%	2.59%	2.58%	2.30%	1.86%	1.30%
Nonperforming assets to total loans and ORE	4.77%	4.45%	4.29%	3.98%	3.34%	1.54%
Nonperforming assets to total assets	3.25%	3.11%	3.01%	2.84%	2.37%	1.08%
Annualized net loan charge-offs year-to-date to avg. loans (6)	2.84%	1.74%	1.71%	2.04%	2.81%	0.56%
Avg. commercial loan internal risk ratings (5)	4.9	4.9	4.8	4.7	4.6	4.3

Interest rates and yields:
Loans	4.74%	4.74%	4.71%	4.61%	4.52%	4.57%
Securities	4.45%	4.63%	4.57%	4.69%	4.60%	5.18%
Total earning assets	4.58%	4.66%	4.60%	4.60%	4.49%	4.66%
Total deposits, including non-interest bearing	1.43%	1.42%	1.45%	1.60%	1.76%	1.97%
Securities sold under agreements to repurchase	0.69%	0.82%	0.71%	0.64%	0.70%	0.64%
FHLB advances and other borrowings	2.88%	2.87%	2.50%	2.48%	2.52%	2.71%
Subordinated debt	3.63%	3.52%	3.38%	3.86%	4.39%	4.80%
Total deposits and interest-bearing liabilities	1.43%	1.49%	1.50%	1.65%	1.81%	2.01%

Capital ratios (7):
Stockholders’ equity to total assets	13.8%	13.9%	13.7%	13.9%	14.0%	12.8%
Leverage	10.4%	10.6%	10.7%	10.9%	11.1%	9.7%
Tier one risk-based	13.1%	13.4%	13.1%	13.1%	13.3%	11.8%
Total risk-based	14.8%	15.0%	14.8%	14.7%	15.0%	13.3%
Tangible common equity to tangible assets	7.1%	7.4%	7.3%	7.5%	7.4%	6.0%
Tangible common equity to risk weighted assets	9.0%	9.1%	8.9%	9.1%	9.0%	7.4%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands, except per share data)	2010	2010	2009	2009	2009	2009

Per share data:
Earnings (loss) — basic	$(0.85)	(0.16)	(0.12)	(0.15)	(1.33)	0.03
Earnings (loss) — diluted	$(0.85)	(0.16)	(0.12)	(0.15)	(1.33)	0.03
Book value per common share at quarter end (8)	$17.61	18.20	18.41	18.74	18.57	22.30

Weighted avg. common shares — basic	32,675,221	32,558,016	32,502,101	32,460,614	24,965,291	23,510,994
Weighted avg. common shares — diluted	32,675,221	32,558,016	32,502,101	32,460,614	24,965,291	24,814,408
Common shares outstanding	33,421,741	33,351,118	33,029,719	32,956,737	32,929,747	24,060,703

Investor information:
Closing sales price	$12.85	15.11	14.22	12.71	13.32	23.71
High closing sales price during quarter	$18.93	16.88	14.47	17.03	24.01	29.90
Low closing sales price during quarter	$11.81	13.10	11.45	12.15	12.86	13.32

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$92,144	72,196	120,760	114,049	213,218	192,932
Gross fees (9)	$1,680	1,204	1,883	1,832	3,032	2,656
Gross fees as a percentage of mortgage loans originated	1.82%	1.67%	1.56%	1.61%	1.42%	1.38%
Gains on sales of investment securities, net	$2,259	365	—	—	2,116	4,346
Brokerage account assets, at quarter-end (10)	$921,000	974,000	933,000	898,000	786,000	724,000
Trust account assets, at quarter-end	$627,000	648,000	635,000	607,000	580,000	544,000
Floating rate loans as a percentage of total loans (11)	37.8%	38.9%	38.0%	38.0%	39.8%	40.0%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$66,503	78,529	81,630	92,837	102,515	122,123
Core deposits to total funding (12)	65.2%	62.4%	58.7%	51.5%	48.7%	46.7%
Risk-weighted assets	$3,748,498	3,878,884	3,970,193	4,000,359	3,942,844	3,825,590
Total assets per full-time equivalent employee	$6,229	6,389	6,601	6,634	6,752	6,728
Annualized revenues per full-time equivalent employee	233.1	232.4	234.0	221.4	221.7	226.1
Number of employees (full-time equivalent)	796.0	786.0	777.0	768.0	746.0	736.0
Associate retention rate (13)	97.3%	96.6%	95.5%	94.2%	92.5%	92.1%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment	720.8	713.7	724.7	728.3	725.1	733.0
Knoxville MSA nonfarm employment	324.0	317.2	322.1	323.2	322.5	324.5
Nashville MSA unemployment	9.0%	9.5%	9.4%	9.2%	10.0%	8.8%
Knoxville MSA unemployment	8.0%	8.8%	8.7%	8.6%	9.3%	8.2%
Nashville residential median home price	$171.3	159.4	160.8	163.7	170.7	161.0
Nashville inventory of residential homes for sale	14.9	14.1	13.3	14.7	15.0	14.0

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	As of June 30,	As of December 31,
(dollars in thousands, except per share data)	2010	2009

Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,958,478	$5,128,811
Less: Goodwill	(244,097)	(244,107)
Core deposit and other intangibles	(12,194)	(13,686)

Net tangible assets	$4,702,187	$4,871,018

Tangible common equity:
Total stockholders’ equity	$681,915	$701,020
Less: Preferred stock	(90,127)	(89,463)
Goodwill	(244,097)	(244,107)
Core deposit and other intangibles	(12,194)	(13,686)

Net tangible common equity	$335,497	$353,764

Ratio of tangible common equity to tangible assets	7.13%	7.26%

Tangible common equity per common share	$10.04	$10.71

	For the three months ended June 30,		For the six months ended June 30,
(dollars in thousands)	2010	2009	2010	2009

Average tangible assets:
Total average assets	$4,996,448	$5,001,489	$5,059,256	$4,935,825
Less: Average intangible assets	(256,753)	(259,954)	(257,132)	(260,340)

Net average tangible assets	$4,739,695	$4,741,535	$4,802,124	$4,675,485

Average tangible equity:
Total average stockholders’ equity	$704,186	$649,792	$705,677	$642,177
Less: Average intangible assets	(256,753)	(259,954)	(257,132)	(260,340)

Net average tangible stockholders’ equity	$447,433	$389,838	$448,545	$381,837

Net income (loss) available to common stockholders	$(27,871)	$(33,246)	$(33,240)	$(32,603)

Return on average tangible assets (annualized)	(2.36)%	(2.81)%	(1.40)%	(1.41)%

Return on average tangible stockholders’ equity (annualized)	(24.98)%	(34.21)%	(14.94)%	(17.22)%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED
1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.
6. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
7. Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.
Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
8. Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.
9. Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.
10. At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
11. Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
14. Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.
15. Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).